As filed with the Securities and Exchange Commission on September 3, 1999

                                                Registration No.__________

__________________________________________________________________________
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933

          --------------------------------------------------

                   OPTICAL COATING LABORATORY, INC.
                   --------------------------------
        (Exact name of registrant as specified in its charter)

     DELAWARE                                        68-0164244
     --------                                        ----------
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)                Identification No.)

                       2789 NORTHPOINT PARKWAY
                  SANTA ROSA, CALIFORNIA  95407-7397
                  ----------------------------------
               (Address of Principal Executive Offices)



                  1999 EMPLOYEE STOCK PURCHASE PLAN
                  ---------------------------------

                   1999 INCENTIVE COMPENSATION PLAN
                   --------------------------------

                       1999 DIRECTOR STOCK PLAN
                       ------------------------
                     (Full title of the plan(s))

                           CHARLES J. ABBE
                   Optical Coating Laboratory, Inc.
                       2789 Northpoint Parkway
                  Santa Rosa, California  95407-7397
                  ----------------------------------
               (Name and address of agent for service)

                              Copies to:
                           JOHN V. ERICKSON
                         Collette & Erickson
                        555 California Street
                   San Francisco, California  94104
                            (415) 788-4646

          --------------------------------------------------

                   CALCULATION OF REGISTRATION FEE

===================================================================

                                  Proposed      Proposed
                                  maximum       maximum
                      Amount      offering      aggregate  Amount of
Title of Securities   to be       price         offering   registration
to be registered      registered  per unit(a)   price(a)   fee
------------------------------------------------------------------------
Common Stock,
$.01 par value    1,024,000 shares   $74.50  $76,288,000     $23,118.00
========================================================================

(a) Estimated solely for the purpose of determining the registration fee. Pursuant to Section 6(b) of the Securities Act of 1933 and Rule 457(c) of the Securities Act Rules, the computation of fees is based upon the average of the high and low prices on September 2, 1999, of the Common Stock as reported in The Wall Street Journal on September 3, 1999.

The approximate date of commencement of the proposed sale of the securities to the public is as soon as practicable following the effective date of this Registration Statement.

                               PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which we have filed with the Securities & Exchange Commission (the "SEC"), are incorporated by reference into this Registration Statement:

1.   Our annual report on Form 10-K for the fiscal year ended
     October 31, 1998, filed pursuant to Section 13(a) of the Exchange
     Act;

2. Our quarterly reports on Form 10-Q for the fiscal quarters ended January 31, 1999 and April 30, 1999, filed pursuant to Section 13(a) of the Exchange Act;

3.   Our current reports on Form 8-K dated November 18, 1998,
     December 22, 1998 and May 19, 1999, filed pursuant to Section 13(a) of the Exchange Act;

4.   Our proxy statement dated March 4, 1999, filed pursuant to
     Section 14 of the Exchange Act;

5. The description of our capital stock contained in our registration statement on Form 8-A, as amended by our amendment to the registration statement on Form 8-A/A filed on May 5, 1999; and

6. Our registration statement (Reg. No. 333-76853) filed on Form S-3 on April 22, 1999, as amended by our amendments to the registration statement on Form S-3 filed on May 7, 1999 and May 18, 1999 and the final prospectus filed pursuant to Rule
     424(b)(4) dated May 20, 1999.

     All documents that we file with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and before the termination of the offering of the common stock offered pursuant to this Registration Statement shall be deemed incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the respective dates of filing such documents.

     We will provide without charge to each person to whom a copy of a prospectus is delivered, upon such person's written or oral request, a copy of any or all of the information incorporated by reference in this Registation Statement (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates). Requests should be directed to Optical Coating Laboratory, Inc., 2789 Northpoint Parkway, Santa Rosa, California 95407-7397, Attention: Agie Navarro, telephone number (707) 525-7072.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The indemnification and liability of our directors and officers are governed by Delaware law.

     Under Section 145 of the General Corporation Law of the State of Delaware, corporations have broad powers to indemnify their directors and officers against liabilities that may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Delaware law also permits corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of directors' fiduciary "duty of care." While Delaware law does not eliminate the directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. These provisions have no effect on director's liability for (1) breach of the director's duty of loyalty, (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (3) a corporation's illegal payment of dividends, (4) approval of any transaction from which the director derives an improper personal benefit, or (5) on claims arising under other laws, such as the federal securities laws.

     In connection with the our reincorporation in Delaware in November 1987, we included in our Certificate of Incorporation a provision limiting directors' liability to the greatest extent permitted by Delaware corporate law. In addition, our Certificate of Incorporation and our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law, including circumstances in which indemnification is otherwise discretionary. We submitted these charter and Bylaw provisions to our stockholders, who approved them in March 1987.

     In addition, we have entered into separate Indemnification Agreements with our directors and officers to the full extent permitted by applicable law and our Certificate of Incorporation. The general effect of the indemnification provisions of the Bylaws and the Indemnification Agreements is to require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (provided the officer or director acted in good faith and in a manner he or she believed to be in or not opposed to our best interests and, with respect to a criminal proceeding, provided he or she had no reasonable cause to believe that the conduct was unlawful), and to advance their expenses (including attorneys' fees) incurred as a result of any proceeding against them as to which they could be indemnified. We believe that our charter and Bylaw provisions and the separate indemnification Agreements are necessary to attract and retain qualified persons as directors and officers.

     At present, we are not aware of any threatened litigation or proceeding which could result in a claim for indemnification by any director or officer.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

4(a) Restated Certificate of Incorporation dated June 10, 1988.
     Incorporated by reference to Exhibit 4(a) of Registrant's Form 10-Q for the quarter ended July 31, 1988.

4(b) Bylaws. Incorporated by reference to Exhibit (3)(b) of the Registrant's Form 8-K under Item 5 dated November 2, 1987.

4(c) Rights Agreement between Registrant and ChaseMellon Shareholder
     Services L.L.C. dated December 16, 1997. Incorporated by reference to Exhibit 4.1 of Registrant's Form 10-K for the fiscal year ended October 31, 1997.

4(d) First Amendment to Rights Agreement between Registrant and
     ChaseMellon Shareholder Services, L.L.C., dated December 15,
     1998. Incorporated by reference to Exhibit 4.2 of Registrant's Registration Statement on Form S-3 (Reg. No. 333-76853).

5*   Opinion and consent of Collette & Erickson LLP.

15* Letter of Deloitte & Touche LLP regarding unaudited interim financial information.

23(a)*    Consent of Deloitte & Touche LLP

23(b)*    Consent of KPMG Peat Marwick LLP

23(c)*    Consent of Counsel  (See Exhibit 5, above)

24   Power of Attorney  (See page II-7)

28   Not Applicable

99(a)*    1999 Employee Stock Purchase Plan

99(b)*    1999 Incentive Compensation Plan

99(c)*    1999 Director Stock Plan

*Items not previously filed are designated by an asterisk.


ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa and State of California, on the 3rd day of September 1999.

                              OPTICAL COATING LABORATORY, INC.




                              By        /s/CRAIG B. COLLINS
                                 ------------------------------------
                                        Craig B. Collins
                                    Vice President, Finance
                                  and Chief Financial Officer


                          POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above or below hereby appoints John V. Erickson, Joseph C. Zils or Craig B. Collins, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign and file any and all amendments to this registration statement under the Securities Act of 1933, and all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                       TITLE                         DATE

/s/HERBERT M. DWIGHT, JR.   Chairman of the Board         September 3, 1999
----------------------------
Herbert M. Dwight, Jr.

                                  President,
                           Chief Executive Officer
/s/CHARLES J. ABBE               and Director             September 3, 1999
----------------------------
Charles J. Abbe



                           Vice President, Finance
/s/CRAIG B. COLLINS         and Chief Financial Officer   September 3, 1999
----------------------------
Craig B. Collins

                             Corporate Controller
/s/HOLLY D. NEAL            and Chief Accounting Officer  September 3, 1999
----------------------------
Holly D. Neal


/s/DOUGLAS C. CHANCE               Director               September 3, 1999
----------------------------
Douglas C. Chance


/s/SHOEI KATAOKA                   Director               September 3, 1999
----------------------------
Shoei Kataoka


/s/JOHN MCCULLOUGH                 Director               September 3, 1999
----------------------------
John McCullough


/s/JULIAN SCHROEDER                Director               September 3, 1999
----------------------------
Julian Schroeder


/s/RENN ZAPHIROPOULOS              Director               September 3, 1999
----------------------------
Renn Zaphiropoulos

                          INDEX TO EXHIBITS

EXHIBIT
NUMBER          EXHIBIT
--------------------------------------------------------------------------
4(a) Restated Certificate of Incorporation dated June 10, 1988.
     Incorporated by reference to Exhibit 4(a) of Registrant's Form
     10-Q for the quarter ended July 31, 1988.

4(b) Bylaws. Incorporated by reference to Registrant's Form 8-K dated
     November 2, 1987.

4(c) Rights Agreement between Registrant and ChaseMellon Shareholder
     Services, L.L.C. dated December 16, 1997. Incorporated by reference to Exhibit 4.1 of Registrant's Form 10-K for the fiscal year ended October 31, 1997.

4(d) First Amendment to Rights Agreement between Registrant and
     ChaseMellon Shareholder Services, L.L.C., dated December 15,
     1998. Incorporated by reference to Exhibit 4.2 of Registrant's Registration Statement on Form S-3 (Reg. No. 333-76853).

5*   Opinion and consent of Collette & Erickson LLP.

15* Letter of Deloitte & Touche LLP regarding unaudited interim financial information.

23(a)*    Consent of Deloitte & Touche LLP.

23(b)*    Consent of KPMG Peat Marwick LLP.

23(c)*    Consent of Counsel  (See Exhibit 5, above).

24   Power of Attorney  (See page II-7).

28   Not Applicable

99(a)*    1999 Employee Stock Purchase Plan.

99(b)*    1999 Incentive Compensation Plan.

99(c)*    1999 Director Stock Plan

*Items not previously filed are designated by an asterisk.